EXHIBIT 10.19

CERTAIN INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406.

                            AGREEMENT FOR SPONSORSHIP

       This agreement for Sponsorship (the "Agreement") is entered into effective this 21st day of April, 2003 (the "Effective Date"), by and between Viper Motorcycle Company ("Sponsor"), and Minnesota Vikings Football Club, LLC (the "Team"), a Minnesota limited liability company that holds a franchise to play professional football in the National Football League, is referred to herein as the "NFL").

       WHEREAS, Sponsor is engaged in the business of producing and distributing motorcycles and related services, and

       WHEREAS, the Team plays NFL games in a stadium in Minneapolis, Minnesota (the "Stadium"); and

       WHEREAS, Sponsor and the Team desire to enter into an agreement under which the Team will provide to Sponsor advertising and promotional benefits with respect to the Team, in exchange for sponsorship payments and other consideration;

       NOW THEREFORE, Sponsor and the Team hereby agree as follows:

1.     FISCAL YEAR: TERM

       (a) "Fiscal Year" means a one-year period commencing February 1 and ending on the next January 31, and "Fiscal" followed by a reference to a calendar year means the Fiscal Year ending on January 31 of the next calendar year (E.G., "Fiscal 2003" means the Fiscal Year ending January 31, 2004).

       (b) This Agreement is entered into by Sponsor and the Team with respect to the period commencing on the Effective Date and ending on the last day of Fiscal 2005 (the "Term").

2.     ADVERTISING AND OTHER BENEFITS

       Subject to performance of Sponsor's obligations hereunder, during the Term the Team will provide for Sponsor's benefit the advertisements and other benefits specified in EXHIBIT A hereto (each a "Benefit" and collectively the "Benefits"), under the terms and conditions stated in EXHIBIT A. If at any time during the Term of this Agreement the Team participates in the NFL postseason, Sponsor will receive benefits specified in Exhibit B at the additional stated amount and will include a [* * *] percent ([* * *]%) escalator in each applicable Term.

3.     PAYMENTS

       Sponsor shall pay to the Team (without reduction or setoff) [* * *] net in Fiscal 2003, [* * *] net in Fiscal 2004, and [* * *] net in Fiscal 2005 in cash and on or before the mutually agreed upon payment due dates shown below. A 1.5% monthly finance charge shall be assessed on all invoices over thirty (30) days past due. Team will invoice Sponsor.

2003 DUE DATE            AMOUNT         2004 DUE DATE              AMOUNT
-------------            ------         -------------              ------
May 31, 2003             [* * *]        January 31, 2004           [* * *]
June 30, 2003            [* * *]        February 28, 2004          [* * *]
July31, 2003             [* * *]        March 31, 2004             [* * *]
August 31, 2003          [* * *]        April 30, 2004             [* * *]
September 30, 2003       [* * *]
October 31, 2003         [* * *]
November 30, 2003        [* * *]
December 31, 2003        [* * *]

2004 DUE DATE            AMOUNT         2005 DUE DATE              AMOUNT
-------------            ------         -------------              ------
May 31, 2004             [* * *]        January 31, 2005           [* * *]
June 30, 2004            [* * *]        February 28, 2005          [* * *]
July 31, 2004            [* * *]        March 31, 2005             [* * *]
August 31, 2004          [* * *]        April 30, 2005             [* * *]
September 30, 2004       [* * *]
October 31, 2004         [* * *]
November 30, 2004        [* * *]
December 31, 2004        [* * *]

2005 DUE DATE            AMOUNT         2006 DUE DATE              AMOUNT
-------------            ------         -------------              ------
May 31, 2005             [* * *]        January 31, 2006           [* * *]
June 30, 2005            [* * *]        February 28, 2006          [* * *]
July 31, 2005            [* * *]        March 31, 2006             [* * *]
August 31, 2005          [* * *]        April 30, 2006             [* * *]
September 30, 2005       [* * *]
October 31, 2005         [* * *]
November 30, 2005        [* * *]
December 31, 2005        [* * *]

4.     COMPLIANCE; APPROVAL OF MATERIALS

       This Agreement and each Benefit are subject to the NFL Rules (as hereinafter defined), and the form, content and presentation of each Benefit shall be subject to the approval of the Team and to the rules of the Stadium or any other facility of location at which any Benefit may be held or presented (including any such rules regarding temporary blackouts or signage coverage) and any applicable statutes, regulations and other legal requirements. Sponsor shall not include in any Benefit (or in any related material) any advertising for (or other reference to) any product or service that competes with any product or service for which the Team then provides advertising or promotion. For each Benefit that includes material to be broadcast, published, distributed, displayed or made public, Sponsor shall prepare and produce such material in final form and shall provide such material to the Team for its approval, in each case with reasonable notice and adequate opportunity to review (and revise if necessary) before the first date on which such material is to be broadcast, published, distributed, displayed or otherwise made public.

5.     COST OF SIGNAGE

       The initial cost of any suite sign that may be included in this Agreement will be the responsibility of the Team. Any change requested by Sponsor following initial production completion will be the sole financial responsibility of Sponsor.

6.     SUBSTITUTION FOR UNAVAILABLE BENEFITS

       Sponsor and the Team acknowledge and agree that, due to circumstances beyond the reasonable control of Sponsor or the Team (including for example limitations imposed by law or by NFL Rules), it may be or become impossible or impracticable to provide one or more Benefits otherwise called for hereunder (each an "Unavailable Benefit"). With respect to any Unavailable Benefit, Sponsor and the Team shall consult regarding a substitute therefore, and following such consultation, the Team may provide, in lieu of such Unavailable Benefit, a substitute promotion or advertisement having promotional value not materially less than that of the Unavailable Benefit. By doing so, the Team will satisfy all of its obligations with respect to the Unavailable Benefit.

7.     INDEMNIFICATION

       Each party (the "Indemnifying Party") shall indemnify the other party and hold it harmless from and against any and all claims, damages and liabilities, including attorneys' fees and other expenses of defense (collectively "Liabilities and Expenses") arising from any breach of this Agreement by the Indemnifying Party or litigation, arbitration, governmental inquiry or other claim or proceeding commenced by any third party alleging or arising from libel, slander, invasion of practice, illegal competition, infringement of copyright, license or other intellectual property, negligence, privacy, improper trade breach of warranty, unsafe, hazardous, or defective product or service, or other wrongful conduct by the Indemnifying Party.

8.     RETENTION OF RIGHTS

       The only rights of Sponsor hereunder with respect to the Team, games played by the Team and other activities and attributes of the Team are the rights to receive the Benefits at the times and places specified in this Agreement and in accordance with all terms hereof. All other rights with respect to the Team, games and activities of the Team and attributes, logos, symbols, names and other marks of (or related to) the Team (collectively "Team Marks") are hereby retained by the Team and nothing in this Agreement creates any license or other right with respect to any of the Team Marks.

9.     REMEDIES AND TERMINATION

       (a) If either party breaches or threatens to breach this Agreement, the other party shall be entitled to seek monetary damages for such breach and injunctive relief to enforce this Agreement and require performance of all obligations hereunder.

       (b) Neither party shall have any right to cancel, withdraw from, or terminate this Agreement (or cease, delay or suspend performing such party's obligations under this Agreement) except that, if either party shall fail to pay when due any amount payable hereunder, then the other party shall give notice of such failure and, if such amount is not paid within five business days following the giving of such notice, then the party giving such notice may terminate this Agreement by notice of termination.

10.    ASSIGNMENT

       (a) This Agreement and rights hereunder may be assigned only in accordance with the following (but no assignment by a party shall relieve such party of any of its obligations hereunder).

       (b) Either party may, by notice to the other, assign this Agreement and such party's rights hereunder to an entity that

              (i) acquires or otherwise succeeds to all or substantially all of the assigning party's business and assets, and

              (ii) before or at the time of assignment assumes all of the assigning party's obligations hereunder and agrees to perform or cause performance of all of such obligations when due, including any obligation then in arrears.

       (c) The Team may, by notice to Sponsor, assign this Agreement or any of the Team's rights to payment hereunder to

              (i) any subsidiary, parent or other affiliate of the Team and

              (ii) any lender or other source of financing or any trustee therefore (each a "Team Finance Assignee") as collateral or other security for such financing, whether by security agreement, collateral assignment or otherwise.

11.    ENTIRE AGREEMENT; AMENDMENTS; CONFIDENTIALITY

       This Agreement constitutes the entire agreement between Sponsor and the Team and supersedes all prior agreements and understandings relating to the subject matter hereof. The Agreement may be amended or supplemented only by a writing signed by Sponsor and the Team (and, if required, each Team Finance Assignee). Each party shall hold in confidence all confidential information relating to or obtained from the other party (including this Agreement and the terms hereof and all other non-public information about the other party), and neither party shall disclose, publish, release, transfer or otherwise make available to any person any confidential information of the other party in any form (other than disclosure to a party's officers, directors, employees and agents having a business need to know).

12.    GOVERNING LAW: NFL RULES

       (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to principles of conflict of laws.

       (b) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall in all respects be subject to and subordinate to (in each case to the extent applicable):

              (i)    the NFL Constitution;

              (ii)   the NFL By-Laws;

              (iii) all other rules, regulations and policies of the NFL and the resolutions of its Board of Governors;

              (iv) any collective bargaining agreement to which the NFL or any member club is a party;

              (v) all consent decrees and settlement agreements entered into between or among the NFL and its member clubs (or the NFL, NFL member clubs and/or other persons) in furtherance of NFL business or interests or as otherwise authorized directly or indirectly by the NFL Board of Governors, the NFL Commissioner, or the NFL Constitution;

              (vi) any national network agreements between the NFL and third parties; and

              (vii) any national corporate marketing, licensing, sponsorship or similar agreements between the NFL (or NFL affiliates) and third parties, all as the same may now exist or hereafter be amended or enacted or as they may be interpreted by the Commissioner of the NFL (collectively "NFL Rules").

13.    OTHER PROVISIONS

       (a) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement.

       (b) The headings of the sections and paragraphs in this Agreement are for convenience only and do not affect the construction or interpretation of the Agreement. Each reference herein to "include" or "including" or "includes" shall be deemed to be followed by the words "without limitation."

       (c) Any legal action, suit or proceeding brought by either party related to or arising out of this Agreement may be brought in the United States District Court for the District of Minnesota' or in the state courts of the State of Minnesota, and each party hereby accepts and submits to the jurisdiction of each of the aforesaid courts with respect to any action, suit or proceeding brought it or against it or against it by the other party.

       (d) All notices and other communications provided for hereunder shall be in writing and shall be effective only if and when delivered by hand, by prepaid certified United States mail (return receipt requested) or by overnight courier service, addressed as follows:

       (e)    Additional Notes

       If to Sponsor:

       Viper Motorcycle Company
       5733 International Parkway
       New Hope, MN  55428
       Attn:  John Silseth

       If to the Team:

       Minnesota Vikings Football Club, LLC
       9520 Viking Drive
       Eden Prairie, MN  55344
       Attn:  Executive Vice President
       with copies to:

       Faegre & Benson LLP
       2200 Norwest Center
       90 South Seventh Street
       Minneapolis, MN  55402

       Attn:  William R. Busch, Jr.

By notice in accordance with the foregoing, (i) either party may from time to time change its name or address for notice, and (ii) the Team may add any Team Finance Assignee to those who shall receive copies of notices to the team

                                      * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MINNESOTA VIKINGS FOOTBALL CLUB LLC


                                        By:      /s/ Michael F. Kelly, Jr.
                                             -----------------------------------
                                             Michael F. Kelly, Jr.
                                        Its: Executive Vice President

ACCEPTED AND AGREED:

Viper Motorcycle Company

By:           /s/ John L. Fiebelkorn
       ---------------------------------


                John L. Fiebelkorn
       ---------------------------------
       Print Name

Its:            President/CEO
       ---------------------------------
       Print Title

                                                                       EXHIBIT A
                                                       TO LETTER AGREEMENT DATED
                                                                  APRIL 21, 2003
                                               BETWEEN THE MINNESOTA VIKINGS AND
                                                        VIPER MOTORCYCLE COMPANY

1.       MEDIA

[* * *]

2.       EVENTS

[* * *]

3.       TICKETS/HOSPITALITY

[* * *]

4.       PROMOTION/APPEARANCES

[* * *]

5.       "PREFERRED" STATUS

[* * *]

                                                                       EXHIBIT B
                                                       TO LETTER AGREEMENT DATED
                                                                  APRIL 21, 2003
                                               BETWEEN THE MINNESOTA VIKINGS AND
                                                        VIPER MOTORCYCLE COMPANY

NFL POSTSEASON

[* * *]